                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):	October 1, 1996

                            PREMIS Corporation
              (Name of small business issuer in its charter)



     Minnesota                       0-12196           	41-1424202
(State of other jurisdiction   (Commission File No.)    (IRS Employer
 of incorporation)                                       Identification Number)


               15301 Highway 55 West, Plymouth, MN	55447
       (Address of principal executive offices)	     (Zip Code)


Issuer's telephone number:		       612/550-1999

(Former name, former address and former fiscal year, if changed since last report): N/A

                           TABLE OF CONTENTS


Item 2.         Acquisition or Disposition of Assets	3

Item 7.		Financial Statements and Exhibits	3

INDEX TO EXHIBITS	4

SIGNATURE		5

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On October 1, 1996, PREMIS Corporation (the "Company") completed the acquisition of all of the issued and outstanding equity securities of REF Retail Systems Corporation ("REF"), a closely-held corporation organized under the laws of Ontario, Canada, from the several shareholders of REF.

The purchase price for the acquisition was paid in cash in the amount of $6,500,000 on the date of closing. The purchase price was determined by negotiation based upon various factors, including, principally, management's assessment that the REF products, which are complementary to the Company's products, offer significant growth opportunities. The payment of the purchase price was not financed by any third party but was paid from funds of the Company obtained through a public offering of its Common Stock.

The Company and REF both engage in businesses involving the development and marketing of computer software which, in overview, provide multi-store retailers and food brokers with an integrated system for:

  point of sale data collection and management review of transactions

  "real time" sales analysis reporting by store, product, customer, salesperson individual store stock positions and enterprise inventory tracking purchasing, order tracking and warehouse control

  accounts receivable management and commission receivable accounting sales promotion fund management and advertising budget accounting electronic data interface for on-line ordering from vendors and customers intranet communications connections between stores and main corporate office


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	The following financial statements are filed herewith:

  Audited consolidated balance sheets of REF as of March 31, 1995 and 1996 and related consolidated statements of operations, shareholders equity and cash flows for the years then ended;

  Unaudited interim consolidated balance sheet of REF as of June 30, 1996 and related consolidated statements of operations, shareholders' equity and cash flows for the three months ended June 30, 1996 and 1995;

  Pro forma combined balance sheet as of June 30, 1996 and pro forma combined statements of operation for the year ended March 31, 1996 and for the three months ended June 30, 1996.

	The following exhibits are filed herewith.

Exhibit No.			Description of Exhibit

				Stock Purchase Agreement by and between
				PREMIS Corporation dated July 9, 1996(1)



(1)Incorporated by reference to exhibit filed as part of registration statement of Form S-2, Commission file no. 333-10917.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 15, 1996.			PREMIS CORPORATION



						By /s/ F. T. Biermeier
						F.T. Biermeier
						Financial Officer
                                                (Principal accounting
						and financial officer)

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
                         REF RETAIL SYSTEMS CORPORATION

Report of Independent Accountants.........................................  F-12

Consolidated Balance Sheet as of March 31, 1995 and 1996 (audited) and
 June 30, 1996 (unaudited)................................................  F-13

Consolidated Statement of Operations for the Years ended March 31, 1995 and 1996 (audited) and the three months ended June 30, 1995 and 1996
 (unaudited)..............................................................  F-14

Consolidated Statement of Shareholders' Equity for the years ended March
 31, 1995 and 1996 (audited) and the three months ended June 30, 1996
 (unaudited)..............................................................  F-15

Consolidated Statement of Cash Flows for the years ended March 31, 1995 and 1996 (audited) and the three months ended June 30, 1995 and 1996
 (unaudited)..............................................................  F-16

Notes to the Consolidated Financial Statements............................  F-17

                  PREMIS CORPORATION PRO FORMA COMBINED

Introduction to Pro Forma Financial Information...........................  F-22

Pro Forma Combined Balance Sheet as of June 30, 1996 (unaudited)..........  F-23

Pro Forma Combined Statement of Operations for the year ended March 31,
 1996 (unaudited).........................................................  F-24

Pro Forma Combined Statement of Operations for the three months ended June
 30, 1996 (unaudited).....................................................  F-25

Notes to Pro Forma Financial Statements...................................  F-26

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
REF Retail Systems Corporation

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of REF Retail Systems Corporation and its subsidiary at March 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Minneapolis, Minnesota
August 7, 1996

                         REF RETAIL SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                                         MARCH 31,
                                                                  ------------------------   JUNE 30,
                                                                     1995         1996         1996
                                                                  -----------  -----------  -----------
                                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents.....................................  $   523,399  $   197,327  $   107,101
  Trade accounts receivable, less allowance for doubtful
   accounts of $63,306 and $16,420, respectively................      301,444      596,279      587,123
  Inventory.....................................................                    96,852       78,118
  Prepaid expenses..............................................       52,721       22,499       23,589
  Cost and estimated earnings in excess of billings.............      747,140      423,915      529,703
  Other current assets..........................................        3,392       58,695       56,890
                                                                  -----------  -----------  -----------
    Total current assets........................................    1,628,096    1,395,567    1,382,524
                                                                  -----------  -----------  -----------
Property and equipment:
  Furniture and equipment.......................................      467,622      787,424      817,359
  Leasehold improvements........................................        5,521
  Less accumulated depreciation and amortization................     (270,309)    (416,264)    (445,742)
                                                                  -----------  -----------  -----------
                                                                      202,834      371,160      371,617
                                                                  -----------  -----------  -----------
Capitalized software development................................                   473,038      602,393
                                                                  -----------  -----------  -----------
    Total assets................................................  $ 1,830,930  $ 2,239,765  $ 2,356,534
                                                                  -----------  -----------  -----------
                                                                  -----------  -----------  -----------

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable........................................  $    20,422  $    37,129  $    54,002
  Other accrued liabilities.....................................      107,442      128,507       82,050
  Accrued income taxes..........................................      137,507       67,083      159,473
  Unearned income...............................................       90,745       77,800      104,066
  Customer deposits.............................................       65,680       82,008       12,016
  Notes payable -- banks........................................                    25,718
  Notes payable.................................................                    41,064
  Note payable -- shareholder...................................       28,305           63           62
  Deferred rent.................................................                    24,976       49,791
                                                                  -----------  -----------  -----------
    Total current liabilities...................................      450,101      484,348      461,460
                                                                  -----------  -----------  -----------
Long-term liabilities:
  Deferred income taxes.........................................       19,295      120,650       59,927
  Notes payable -- banks........................................                    98,823      137,274
  Notes payable.................................................                   112,783      143,533
                                                                  -----------  -----------  -----------
    Total long-term liabilities.................................       19,295      332,256      340,734
                                                                  -----------  -----------  -----------
Shareholders' equity:
  Preferred Class A stock: no par value; unlimited shares
   authorized; 20,000 shares outstanding at March 31, 1995......      162,417
  Class B Special stock: no par value; unlimited shares
   authorized; 925,000 shares outstanding at both dates.........       36,379       35,700       35,700
  Common stock: no par value; unlimited shares authorized; 2,000
   shares outstanding at both dates.............................            1            1            1
  Retained earnings.............................................    1,168,884    1,335,524    1,471,516
  Cumulative translation adjustment.............................       (6,147)      51,936       47,123
                                                                  -----------  -----------  -----------
    Total shareholders' equity..................................    1,361,534    1,423,161    1,554,340
                                                                  -----------  -----------  -----------
    Total liabilities and shareholders' equity..................  $ 1,830,930  $ 2,239,765  $ 2,356,534
                                                                  -----------  -----------  -----------
                                                                  -----------  -----------  -----------

        See accompanying notes to the consolidated financial statements.

                         REF RETAIL SYSTEMS CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                              THREE MONTHS
                                                             YEAR ENDED MARCH 31,            ENDED JUNE 30,
                                                         ----------------------------  ---------------------------
                                                             1995           1996           1995          1996
                                                         -------------  -------------  ------------  -------------
                                                                                               (UNAUDITED)
Revenue:
  System sales.........................................  $   2,676,945  $   2,725,256  $    384,604  $     967,473
  Maintenance fees and other service revenue...........        410,155        471,260       107,648         80,528
                                                         -------------  -------------  ------------  -------------
    Total revenue......................................      3,087,100      3,196,516       492,252      1,048,001
                                                         -------------  -------------  ------------  -------------
Cost of sales..........................................      1,140,348      1,434,018       313,613        482,397
                                                         -------------  -------------  ------------  -------------
Gross profit...........................................      1,946,752      1,762,498       178,639        565,604
Selling, general, and administrative expenses..........      1,199,555      1,726,537       312,514        440,093
                                                         -------------  -------------  ------------  -------------
Income (loss) from operations..........................        747,197         35,961      (133,875)       125,511
Interest expense.......................................         (3,026)        (5,475)         (175)        (4,209)
Other income...........................................         45,500        148,000       --            --
                                                         -------------  -------------  ------------  -------------
Income (loss) before income taxes......................        789,671        178,486      (134,050)       121,302
Income tax expense (benefit)...........................        246,470         (7,975)      (46,903)       (14,690)
                                                         -------------  -------------  ------------  -------------
Net income (loss)......................................  $     543,201  $     186,461  $    (87,147) $     135,992
                                                         -------------  -------------  ------------  -------------
                                                         -------------  -------------  ------------  -------------

        See accompanying notes to the consolidated financial statements.

                         REF RETAIL SYSTEMS CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                   CLASS A PREFERRED      CLASS B SPECIAL               COMMON            CUMULATIVE
                                  --------------------  --------------------  --------------------------  TRANSLATION   RETAINED
                                   SHARES     AMOUNT     SHARES     AMOUNT      SHARES        AMOUNT      ADJUSTMENT    EARNINGS
                                  ---------  ---------  ---------  ---------  -----------  -------------  -----------  ----------
Balance at March 31, 1994.......     40,000  $ 324,834    925,000  $  36,379       2,000     $       1     $ (12,029)  $  645,936
  Net income....................                                                                                          543,201
  Preferred dividends...........                                                                                          (20,253)
  Effect of currency translation
   adjustment...................                                                                             (10,282)
  Redeem preferred shares.......    (20,000)  (162,417)                                                       16,164
                                                                                                    --
                                  ---------  ---------  ---------  ---------       -----                  -----------  ----------
Balance at March 31, 1995.......     20,000    162,417    925,000     36,379       2,000             1        (6,147)   1,168,884
  Net income....................                                                                                          186,461
  Dividends on preferred
   stock........................                                                                                          (10,324)
  Redeem Class B special
   shares.......................                          (18,500)      (679)                                              (9,497)
  Redeem Class A preferred
   shares.......................    (20,000)  (162,417)                                                       15,746
  Currency translation
   adjustment...................                                                                              42,337
                                                                                                    --
                                  ---------  ---------  ---------  ---------       -----                  -----------  ----------
Balance at March 31, 1996.......          0          0    906,500     35,700       2,000             1        51,936    1,335,524
  Net income (unaudited)........                                                                                          135,992
  Currency translation
   adjustment (unaudited).......                                                                              (4,813)
                                                                                                    --
                                  ---------  ---------  ---------  ---------       -----                  -----------  ----------
Balance at June 30, 1996
 (unaudited)....................          0  $       0    906,500  $  35,700       2,000     $       1     $  47,123   $1,471,516
                                                                                                    --
                                                                                                    --
                                  ---------  ---------  ---------  ---------       -----                  -----------  ----------
                                  ---------  ---------  ---------  ---------       -----                  -----------  ----------


                                    TOTAL
                                  ----------
Balance at March 31, 1994.......  $  995,121
  Net income....................     543,201
  Preferred dividends...........     (20,253)
  Effect of currency translation
   adjustment...................     (10,282)
  Redeem preferred shares.......    (146,253)

                                  ----------
Balance at March 31, 1995.......   1,361,534
  Net income....................     186,461
  Dividends on preferred
   stock........................     (10,324)
  Redeem Class B special
   shares.......................     (10,176)
  Redeem Class A preferred
   shares.......................    (146,671)
  Currency translation
   adjustment...................      42,337

                                  ----------
Balance at March 31, 1996.......   1,423,161
  Net income (unaudited)........     135,992
  Currency translation
   adjustment (unaudited).......      (4,813)

                                  ----------
Balance at June 30, 1996
 (unaudited)....................  $1,554,340

                                  ----------
                                  ----------

        See accompanying notes to the consolidated financial statements.

                         REF RETAIL SYSTEMS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                  THREE MONTHS ENDED
                                                                     YEAR ENDED MARCH 31,              JUNE 30,
                                                                  --------------------------  --------------------------
                                                                      1995          1996          1995          1996
                                                                  ------------  ------------  ------------  ------------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................................  $    543,201  $    186,461  $    (87,147) $    135,992
  Adjustments to reconcile net income to net cash provided
   (used) by operating activities:
    Depreciation and amortization...............................        62,757       141,697        22,083        57,822
    Changes in assets and liabilities:
      Trade accounts receivable.................................        14,771      (245,371)       (9,553)        7,244
      Inventory.................................................                     (95,448)       (2,788)       18,452
      Prepaid expenses..........................................        21,620         8,554      (187,430)          451
      Costs and earnings in excess of billings..................      (751,247)      340,205       754,391      (107,329)
      Income tax receivable.....................................       144,091        50,262
      Deferred taxes............................................       (13,078)       89,176                     (60,432)
      Trade accounts payable....................................         4,847        15,873          (881)       17,021
      Accrued liabilities.......................................       121,165      (102,095)      (42,250)       46,637
      Unearned income...........................................        31,792       (15,389)       10,666        26,560
      Customer deposits.........................................        57,490        14,186       (43,923)      (69,840)
      Deferred rent.............................................                      24,614                      24,936
                                                                  ------------  ------------  ------------  ------------
        Net cash provided by operating activities...............       237,409       412,725       413,168        97,514
                                                                  ------------  ------------  ------------  ------------

Cash flows from investing activities:
  Purchase of property and equipment............................      (118,094)     (272,860)      (41,740)      (38,300)
  Capitalized software development..............................                    (351,636)                   (152,270)
  Investment in subsidiary......................................                    (205,176)
                                                                  ------------  ------------  ------------  ------------
        Net cash (used) by investing activities.................      (118,094)     (829,672)      (41,740)     (190,570)
                                                                  ------------  ------------  ------------  ------------

Cash flows from financing activities:
  Payment of dividend...........................................       (20,253)      (10,324)      (10,102)
  Repayment of note payable to shareholder......................       (22,865)      (28,715)      (28,580)
  Repayment of notes payable....................................                     274,351                       3,323
  Redemption of Common Shares...................................                     (10,178)
  Redemption of preference shares...............................      (146,253)     (146,671)     (144,316)
                                                                  ------------  ------------  ------------  ------------
        Net cash provided (used) by financing activities........      (189,371)       78,463      (182,998)        3,323
                                                                  ------------  ------------  ------------  ------------

Effect of exchange rate changes on cash.........................        (3,487)       12,412        12,105          (493)
                                                                  ------------  ------------  ------------  ------------

Net increase in cash and cash equivalents.......................       (73,543)     (326,072)      200,535       (90,226)
Cash and cash equivalents at beginning of period................       596,942       523,399       523,399       197,327
                                                                  ------------  ------------  ------------  ------------
Cash and cash equivalents at end of period......................  $    523,399  $    197,327  $    723,934  $    107,101
                                                                  ------------  ------------  ------------  ------------
                                                                  ------------  ------------  ------------  ------------

        See accompanying notes to the consolidated financial statements.

                         REF RETAIL SYSTEMS CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION
    REF Retail Systems Corporation (the "Company") is a Canadian business that develops and markets point-of-sale application software to the retail distribution marketplace. In August, 1995, the Company acquired 100% of the outstanding common shares of Softworks Group, Inc. ("Softworks"). The operations of Softworks have been incorporated into the Company on the date of acquisition.

NOTE 2 -- ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash and investments in Canadian treasuries with an original maturity of three months or less. Investments are valued at cost, which approximates market.

    BASIS OF PRESENTATION

    The consolidated financial statements are presented in U.S. dollars and are presented in accordance with accounting principles generally accepted in the United States.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts are eliminated in consolidation.

    INVENTORY

    Inventory is stated at the lower of cost (first-in, first-out) or market. Inventory consists primarily of software licenses held for resale. No reserves have been provided, since historical writedowns have been insignificant.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated for financial statement purposes on a declining-balance basis over the estimated useful lives of the assets, which is three to five years for furniture and equipment.

    RESEARCH AND DEVELOPMENT COSTS

    Costs incurred to establish the technological feasibility of computer software to be marketed are expensed as research and development costs in the period incurred. Costs incurred subsequent to the establishment of technological feasibility and before the software is released to the general public are capitalized as software development costs. Such costs are amortized to cost of revenues at the greater of straight-line amortization over three years or the proportion of the current period's product revenues to total expected product revenues. Recording of amortization of software development cost began in May, 1996 when certain modules of the software were released to the general public.

    REVENUE RECOGNITION

    Revenues derived from system installation contracts are recognized over the period the Company satisfies its obligations using the percentage-of-completion method. Progress on the contracts is measured by the percentage of cost incurred to date to the total estimated cost for each contract. Management considers cost to be the best available measure of progress on these contracts. Changes in conditions and estimated earnings may result in revisions of estimated costs and earnings during the course of the contract and are reflected in the accounting period in which the facts which require the revision become known. In the normal course of business, the Company may also be subject to a risk of loss by incurring costs to complete a contract in excess of the fixed bid price.

    Customers are provided with a warranty which provides customer support for a 90-day period. No reserve has been provided, since warranty costs have been insignificant. After the 90-day warranty period, support is provided only if a maintenance contract is in place. Revenues derived from system maintenance contracts are deferred and recognized ratably over the contract period.

                         REF RETAIL SYSTEMS CORPORATION
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company accounts for income taxes under the liability method of accounting. Deferred tax assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and payables for which current carrying amounts approximate fair market value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CASH FLOW DISCLOSURE

    For the years ended March 31, 1995 and 1996, the Company made cash payments for interest of $3,026 and $5,475, respectively.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, REF Retail Systems Corporation has made all adjustments consisting primarily of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the three month periods ended June 30, 1996 and 1995, as presented in the accompanying unaudited financial statements.

NOTE 3 -- COSTS, ESTIMATED EARNINGS AND BILLINGS ON UNCOMPLETED CONTRACTS IN PROGRESS
    Costs, estimated earnings and billings on uncompleted contracts are summarized as follows:

                                                                           MARCH 31,
                                                                  ----------------------------
                                                                      1995           1996
                                                                  -------------  -------------
Costs incurred on uncompleted contracts.........................  $     400,426  $     762,849
Estimated earnings..............................................        926,240        549,819
                                                                  -------------  -------------
                                                                      1,326,666      1,312,668
Billings to date................................................        579,526        888,753
                                                                  -------------  -------------
Costs and estimated earnings in excess of billings..............  $     747,140  $     423,915
                                                                  -------------  -------------
                                                                  -------------  -------------

    This amount is included in current assets as all contracts in progress are expected to be completed within one year.

    Billings in excess of costs and estimated earnings of $65,080 and $82,008 are reported as customer deposits at March 31, 1995 and 1996, respectively.

                         REF RETAIL SYSTEMS CORPORATION
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- BUSINESS COMBINATIONS
    In August, 1995, the Company acquired all of the outstanding shares of Softworks for $207,539 (CDN$283,000) in a transaction accounted for as a purchase. For financial statement purposes, the assets acquired and liabilities assumed were recorded at their respective fair market values as follows:

Tangible assets acquired.........................................  $ 148,890
Software development costs.......................................    115,862
Total liabilities assumed........................................    (57,213)
                                                                   ---------
  Purchase price.................................................  $ 207,539
                                                                   ---------
                                                                   ---------

    The software development costs relate to specific products which were determined to be technologically feasible at the date of acquisition and will be amortized in accordance with the polices disclosed in Note 2.

NOTE 5 -- LEASE COMMITMENTS
    The Company leases equipment and its facilities under various operating leases. Future minimum payments under noncancelable leases are as follows:

                              FISCAL YEAR ENDING
                                   MARCH 31,
-------------------------------------------------------------------------------
1997...........................................................................  $      78,863
1998...........................................................................        147,582
1999...........................................................................        173,229
2000...........................................................................        147,186
2001...........................................................................        149,946
Thereafter.....................................................................        806,782
                                                                                 -------------
                                                                                 $   1,503,588
                                                                                 -------------
                                                                                 -------------

    Rental expense under operating leases was $84,090 and $139,235 for the years ended March 31, 1995 and 1996, respectively.

NOTE 6 -- NOTES PAYABLE
    The Company's notes payable to banks at March 31, 1996 are Small Business Development Loans, are secured by assets of the Company and consist of the following:

Note payable -- bank, monthly payments $1,759 through December,
 2000, interest at 2% above prime (8.75% at March 31, 1996)......  $  54,273
Note payable -- bank, monthly payments $2,201 through February,
 2001, interest at 2% above prime (8.75% at March 31, 1996)......     70,268
                                                                   ---------
                                                                     124,541
Less current portion.............................................     25,718
                                                                   ---------
                                                                   $  98,823
                                                                   ---------
                                                                   ---------

                         REF RETAIL SYSTEMS CORPORATION
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- NOTES PAYABLE (CONTINUED)
    The Company has notes payable at March 31, 1996 for the purchase of a software license and distribution rights and the purchase of inventory as follows:

Note payable related to acquisition of Softworks, monthly
 payments of $1,533 through August, 2000, secured by assets of the Company, interest at 7%.....................................  $  81,231
Inventory note payable, monthly payments of $2,384 through
 February, 1999, interest at 9.7%p...............................     72,616
                                                                   ---------
                                                                     153,847
Less current portion.............................................     41,064
                                                                   ---------
                                                                   $ 112,783
                                                                   ---------
                                                                   ---------

    The Company also has an interest bearing note payable to an officer with a balance of $28,305 and $63 at March 31, 1995 and 1996, respectively. The note carries an interest rate of 7.42% and is payable in monthly installments of $1,471.

NOTE 7 -- INCOME TAXES
    Income tax expense is comprised of the following at March 31:

                                                                        1995          1996
                                                                     -----------  ------------
Current income taxes:
  Federal..........................................................  $   160,740  $   (100,914)
  Provincial.......................................................      105,200        (8,416)
                                                                     -----------  ------------
    Total current income taxes.....................................      265,940      (109,330)
Deferred income taxes expense (benefit)............................      (19,470)      101,355
                                                                     -----------  ------------
Income taxes expense (benefit).....................................  $   246,470  $     (7,975)
                                                                     -----------  ------------
                                                                     -----------  ------------

    A reconciliation of the expected Canadian federal income taxes for the years ended March 31, 1995 and 1996 is as follows:

                                                                          1995         1996
                                                                       -----------  ----------
Expected tax provision at 29%........................................  $   229,000  $   53,349
Provincial income tax provision, net of federal tax effect...........      114,500      25,880
Small business tax rate benefit......................................      (71,000)    (16,000)
Net benefit from research and development credits....................      (28,800)    (68,000)
Other................................................................        2,770      (3,204)
                                                                       -----------  ----------
  Total income taxes expense (benefit)...............................  $   246,470  $   (7,975)
                                                                       -----------  ----------
                                                                       -----------  ----------

    Deferred tax (assets) liabilities are comprised of the following at March
31:

                                                                         1995        1996
                                                                       ---------  -----------
Capitalized software development.....................................             $    90,400
Research and development credit......................................  $  15,205       34,552
Deferred revenue.....................................................                  (8,772)
Depreciation.........................................................      4,090        4,470
                                                                       ---------  -----------
  Net deferred income tax liabilities................................  $  19,295  $   120,650
                                                                       ---------  -----------
                                                                       ---------  -----------

                         REF RETAIL SYSTEMS CORPORATION
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- EMPLOYEE BENEFITS
    During fiscal year 1996, the Company established a defined contribution employee retirement plan. All employees with at least one year of employment are eligible to participate. The Company's contributions to the plan range from 1% to 2% of the employee's compensation depending upon length of service. The Company's contribution for the year ended March 31, 1996 was $15,504.

NOTE 9 -- SIGNIFICANT CUSTOMERS
    Sales to one customer represented 42% and 40% of total revenues during 1995 and 1996, respectively. This customer represented 14% of trade accounts receivable at March 31, 1996. In addition, two different customers represented 10% and 13% of 1995 revenues and two separate customers represented 10% and 11% of 1996 revenues.

NOTE 10 -- OTHER INCOME
    Other income in 1996 represents proceeds from the settlement of a law suit brought against former employees.

                               PREMIS CORPORATION
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The following unaudited pro forma financial statements give effect to the acquisition by PREMIS Corporation (PREMIS) of REF Retail Systems Corporation
(REF) in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of PREMIS and REF appearing elsewhere in this Prospectus and has been prepared to reflect the acquisition by PREMIS of REF as of June 30, 1996. The unaudited pro forma statement of income is based on the individual statements of income of PREMIS and REF appearing elsewhere in this Prospectus, and combines the results of operations of PREMIS and REF for the year ended March 31, 1996 and for the three months ended June 30, 1996 as if the acquisition occurred on April 1, 1995. These unaudited pro forma financial statements should be read in connection with the historical financial statements and notes thereto of PREMIS and REF included elsewhere in this Prospectus. The accompanying unaudited pro forma financial statements do not necessarily reflect the financial position or results of operations of the Company had the Company acquired REF as of June 30, 1996 (for purposes of the Pro Forma Combined Balance Sheet) or as of April 1, 1995 (for purposes of the Pro Forma Combined Statement of Operations for the year ended March 31, 1996 or for the three months ended June 30, 1996).

                               PREMIS CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                            YEAR ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                       PREMIS       REF       PRO FORMA       PRO FORMA
                                       ACTUAL      ACTUAL    ADJUSTMENTS       COMBINED
                                     ----------  ----------  -----------     ------------
ASSETS:
Cash and cash equivalents..........  $  368,366  $  107,101  $ 1,150,000(e)  $  1,625,467
Trade accounts receivable..........   2,077,471     587,123                     2,664,594
Inventory..........................     217,794      78,118                       295,912
Prepaid expenses and other current
 assets............................     163,636      80,479                       244,115
Costs and estimated earnings in
 excess of billings................                 529,703                       529,703
                                     ----------  ----------                  ------------
  Total current assets.............   2,827,267   1,382,524                     5,359,791

Property and equipment, net........   1,027,750     371,617                     1,399,367
Goodwill...........................                            4,945,660(b)     4,945,660
Capitalized software development...     236,421     602,393                       838,814
                                     ----------  ----------                  ------------
  Total assets.....................  $4,091,438  $2,356,534                  $ 12,543,632
                                     ----------  ----------                  ------------
                                     ----------  ----------                  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY:
Trade accounts payable.............  $  361,853  $   54,002                  $    415,855
Other accrued liabilities..........     172,069      82,050                       254,119
Accrued income taxes...............     131,211     159,473                       290,684
Unearned income....................     139,098     104,066                       243,164
Customer deposits..................      94,603      12,016                       106,619
Notes payable......................      78,255          62                        78,317
Deferred rent......................                  49,791                        49,791
Current portion of capital lease
 obligation........................     226,115                                   226,115
                                     ----------  ----------                  ------------
  Total current liabilities........   1,203,204     461,460                     1,664,664

Deferred income taxes..............                  59,927                        59,927
Notes payable......................     112,097     280,807                       392,904
Capital lease obligations..........     723,885                                   723,885
                                     ----------  ----------                  ------------
  Total long-term liabilities......     835,982     340,734                     1,176,716

Class B Special stock..............                  35,700      (35,700)(c)
Common stock.......................      27,015           1           (1)(c)       44,515
                                                                  17,500(e)
Additional paid-in capital.........     937,821                7,632,500(e)     8,570,321
Retained earnings..................   1,087,416   1,471,516   (1,471,516)(c)    1,087,416
Cumulative translation
 adjustment........................                  47,123      (47,123)(c)
                                     ----------  ----------                  ------------
                                      2,052,252   1,554,340                     9,702,252
                                     ----------  ----------                  ------------
Total liabilities and shareholders'
 equity                              $4,091,438  $2,356,534                  $ 12,543,632
                                     ----------  ----------                  ------------
                                     ----------  ----------                  ------------

                               PREMIS CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                       PREMIS    REF RETAIL   PRO FORMA        PRO FORMA
                                       ACTUAL      ACTUAL    ADJUSTMENTS       COMBINED
                                     ----------  ----------  -----------      -----------
STATEMENT OF OPERATIONS DATA:
Revenue
  Systems sales....................  $4,923,132  $2,725,256                   $ 7,648,388
  Maintenance fees, supplies and
   other income....................     979,029     471,260                     1,450,289
                                     ----------  ----------                   -----------
    Total Revenue..................   5,902,161   3,196,516                     9,098,677
Cost of sales......................   3,036,322   1,434,018                     4,470,340
                                     ----------  ----------                   -----------
Gross profit.......................   2,865,839   1,762,498                     4,628,337
Selling, general and
 administrative....................   1,204,065   1,726,537   $ (131,694)(a)    3,293,474
                                                                 494,566(b)
Research and development...........     303,000                                   303,000
                                     ----------  ----------  -----------      -----------
  Income from operations...........   1,358,774      35,961     (362,872)       1,031,863
Interest expense...................      (4,142)     (5,475)                       (9,617)
Other income.......................                 148,000                       148,000
                                     ----------  ----------                   -----------
  Income before income taxes.......   1,354,632     178,486                     1,170,246
Income tax expense (benefit).......     527,000      (7,975)      46,093(a)       565,118
                                     ----------  ----------                   -----------
Net income.........................     827,632     186,461                       605,128
                                     ----------  ----------                   -----------
                                     ----------  ----------                   -----------

Net income per share...............  $     0.28                               $      0.14
                                     ----------                               -----------
                                     ----------                               -----------
Weighted average common and common
 equivalent shares outstanding.....   2,925,581                1,486,928(d)     4,412,509
                                     ----------                               -----------
                                     ----------                               -----------

                               PREMIS CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                  PREMIS    REF RETAIL   PRO FORMA        PRO FORMA
                                  ACTUAL      ACTUAL    ADJUSTMENTS       COMBINED
                                ----------  ----------  -----------      -----------
STATEMENT OF OPERATIONS DATA:
Revenue
  Systems sales...............  $1,570,791  $  967,473                   $ 2,538,264
  Maintenance fees, supplies
   and other income...........     343,388      80,528                       423,916
                                ----------  ----------                   -----------
Total revenue.................   1,914,179   1,048,001                     2,962,180
Cost of sales.................     967,739     482,397                     1,450,136
                                ----------  ----------                   -----------
Gross profit..................     946,440     565,604                     1,512,044
Selling, general and
 administrative...............     302,574     440,093      (28,919)(a)      837,390
                                                            123,642(b)
Research and development......      94,650                                    94,650
                                ----------  ----------  -----------      -----------
  Income from operations......     549,216     125,511      (94,723)         580,004
Interest expense..............      (4,519)     (4,209)                       (8,728)
                                ----------  ----------                   -----------
  Income before income
   taxes......................     544,697     121,302                       571,276
Income tax expense
 (benefit)....................     212,461     (14,690)      10,122(a)       207,893
                                ----------  ----------                   -----------
Net income....................     332,236     135,992                       363,383
                                ----------  ----------                   -----------
                                ----------  ----------                   -----------
Net income per share..........  $     0.11                               $      0.08
                                ----------                               -----------
                                ----------                               -----------
Weighted average common and
 common equivalent shares
 outstanding..................   2,979,683                1,486,928(d)     4,466,611
                                ----------                               -----------
                                ----------                               -----------

                               PREMIS CORPORATION
                         NOTES TO PRO FORMA INFORMATION
                                  (UNAUDITED)

REF ACQUISITION ADJUSTMENTS

(a) Adjustment to reflect the decrease in salary, benefits and auto expenses for an officer of REF Retail Systems Corporation (REF) whose employment terminates with the acquisition by PREMIS Corporation (PREMIS) and the income tax effect of this adjustment.

(b) The purchase price of REF exceeds the fair value of the assets acquired. As a result, PREMIS will record goodwill of approximately $4.9 million with annual amortization of $494,566. The Company amortizes goodwill over a period of 10 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

(c) Adjustment to reflect the elimination of REF shareholder equity and REF retained earnings.

(d) Adjusted to reflect net offering proceeds of $6,500,000 needed to fund the acquisition of REF through the issuance of 1,486,928 common shares based on a public offering price of $5.00 per share ($4.37 per share net of offering costs). The weighted average common and common equivalent shares outstanding have been adjusted to reflect the number of shares issued in the offering to provide cash to be paid in connection with the acquisition of REF.

(e) Adjustment to give effect to the sale of 1,750,000 shares offered hereby at a public offering price of $5.00 per share ($4.37 per share net of offering costs) and the application of the net proceeds therefrom, including the purchase of REF's stock.